Exhibit 99.4

VALEANT PHARMACEUTICALS INTERNATIONAL
ATTN: STEVE MIN
ONE ENTERPRISE
ALISO VIEJO, CA 92656
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 26, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE – 1-800-690- 6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 26, 2010. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M22801-P89086	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

VALEANT PHARMACEUTICALS INTERNATIONAL

The Board of Directors recommends you vote FOR proposals 1 and 2:

		For	Against	Abstain

1.	Adoption of the Agreement and Plan of Merger, dated as of June 20, 2010, among Valeant Pharmaceuticals International, Biovail Corporation, Biovail Americas Corp. (a wholly owned subsidiary of Biovail Corporation) and Beach Merger Corp. (a wholly owned subsidiary of Biovail Americas Corp.)	O	O	O

2.	Approval of the adjournment of the Valeant Pharmaceuticals International special meeting, if necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the special meeting	O	O	O

NOTE: If any other matter properly comes before the Valeant Pharmaceuticals International Special Meeting of Stockholders or any adjournment or postponement thereof, or if you return a properly executed proxy card without marking any voting selections, the shares of Valeant common stock represented by your proxy card will be voted as recommended by the Board of Directors of Valeant Pharmaceuticals International.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus are available at
www.proxyvote.com.
Whether or not you plan to attend the Valeant Pharmaceuticals International Special Meeting of Stockholders, your vote is important. Valeant Pharmaceuticals International encourages you to vote promptly via the Internet or by telephone, which are available 24 hours a day, seven days a week. See instructions on reverse side. If you have any questions or need assistance voting your shares, please call Innisfree M&A Incorporated, which is assisting Valeant, toll free at (877) 456–3442.

M22802-P89086
VALEANT PHARMACEUTICALS INTERNATIONAL
Special Meeting of Stockholders
September 27, 2010, 10:00 AM, local time
This proxy is solicited on behalf of the Board of Directors
The undersigned revokes all previous proxies, acknowledges receipt of Notice of the Special Meeting of Stockholders and the joint proxy statement/prospectus related thereto and appoints J. Michael Pearson and Steve T. Min, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of common stock of Valeant Pharmaceuticals International which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Special Meeting of Stockholders to be held on September 27, 2010, at 10:00 a.m. local time, at 14 Main Street, Suite 140, in Madison, New Jersey 07940, and at any adjournments or postponements thereof, with the same force and effect as if the undersigned had voted such shares in person thereat.
This proxy, when properly executed, will be voted in the manner set forth on the reverse side of this card. If any matter other than proposals 1 and 2 properly comes before the Valeant Pharmaceuticals International Special Meeting of Stockholders or any adjournment or postponement thereof, or if this proxy is properly executed and returned but no direction is made, this proxy will be voted as recommended by the Board of Directors of Valeant Pharmaceuticals International.
THE VALEANT PHARMACEUTICALS INTERNATIONAL BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.
Please mark, sign, date and return this proxy card promptly using the enclosed reply enveloped.
Continued and to be signed on reverse side